SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 16, 2009

BLUEGREEN CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

0-19292	03-0300793
(Commission File Number)	(IRS Employer Identification No,)

4960 Conference Way North, Suite 100, Boca Raton, Florida 33431

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (561) 912-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On March 16, 2009, Bluegreen Corporation (the “Company”) announced its financial results for the three and twelve months ended December 31, 2008. A copy of the Company’s earnings press release is furnished as Exhibit 99.1 to this report on Form 8-K. The information in this item (including Exhibit 99.1) is being furnished pursuant to Item 2.02 and 9.01 and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

In addition to financial results determined in accordance with generally accepted accounting principles (“GAAP”), the press release also contains financial information determined by methods other than in accordance with GAAP. The Company’s management uses these non-GAAP measures in their analysis of the Company’s performance. These non-GAAP measures are referred to as “Field Operating Profit (Loss)” and “Non-GAAP Net Income”. Field operating profit (loss) is defined as operating profit (loss) prior to the allocation of corporate overhead, interest income, sales of notes receivable, other expense (net), interest expense, minority interest, restructuring charges, goodwill impairment charges and income taxes. Non-GAP Net Income adjust GAAP income (loss) before restructuring charges, goodwill impairment, communities inventory write down, and gain on sale of notes receivable. The Company believes that these non-GAAP operating measures supplement our GAAP financial information and provide useful measures of evaluating the Company’s operating results and any related trends that may be affecting the Company’s business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Item 9.01 Financial Statements and Exhibits

(d) Press Release dated March 16, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2009

By:	/S/ ANTHONY M. PULEO
Anthony M. Puleo
Senior Vice President,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

99.1	Press Release dated March 16, 2009